Exhibit 99.2

IndyMac Bancorp, Inc. Fourth Quarter Earnings Review January 27, 2005

Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target,"and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the Company's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of IndyMac; credit risks with respect to our loans and other financial assets; the impact of changes in financial accounting standards; the actions undertaken by both current and potential new competitors; the availability of funds from IndyMac's lenders and from loan sales and securitizations, to fund mortgage loan originations and portfolio investments; the execution of IndyMac's growth plans and ability to gain market share in a significant market transition; the effective integration of Financial Freedom Holdings Inc. into the operations of IndyMac; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that IndyMac files with the Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K. While all of the above items are important, the highlighted items represent those that in management's view merit increased focus given current conditions.

Overview Fourth Quarter 2004 Results Financial highlights Record production Hybrid thrift/mortgage banking model performed well Full Year 2004 Results Results compared with original goals Achieved top 14 ranking by Q3 04 Financial Freedom successfully integrated and above plan Overview of 2004 highlights 2004 Balance Sheet and Earnings Quality Low credit risk balance sheet Servicing portfolio growth and MSR asset quality Discussion of net interest and gain on sale margins Update on 2005 Outlook Historical Performance and Returns

Q4 04 was a Record Quarter....IndyMac Overcame Flat Year over Year Industry Volumes, IndyMac Mortgage Banking Revenue Margins Declining 38% and Short Term Rates increasing 125 bps Source: MBA Mortgage Finance Forecast dated December 20, 2004 Based on MBA December Mortgage Finance Forecast, see Form 8-k for further description of market share Earnings in the above table are presented on a pro forma basis and exclude charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the appendix of this presentation IndyMac Pipeline performance is strong in light of the fact that the MBA is forecasting a 13% decline in industry volumes for Q1 05 (E)

Record Production Growth is Driven in Large Part by Our Product Mix and Customer Base That Has Strong Ties to the Purchase, Construction and Cash-Out Markets Based on MBA December Mortgage Finance Forecast, see Form 8-k for further description of market share Decline in quarter due to bulk purchases of HELOCs in Q3 of $345 million in the conduit division. Conduit HELOC was $76 million in Q4 (2) (E)

IndyMac Continued to Demonstrate that its Market Share Generally Increases When the Market Declines ...CAGR of 42% Over Last Five Years Exceeds Industry Based on MBA December Forecast Data obtained from National Mortgage News, adjusted for consolidations and company press releases 1999 marked the beginning of IndyMac's transition to a depository institution and transition of business to e-MITS CAGRs on Mortgage Production Volume Since Q1 99: IndyMac 42% Mortgage Industry(1) 10% Top Five Mortgage Lenders(2) 13% (3) (E)

Earnings in the above table are presented on a pro forma basis and exclude charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the appendix of this presentation Based on MBA December Mortgage Finance Forecast, see Form 8-k for further description of market share Our Hybrid Thrift/Mortgage Banking Business Model Performed Well in 2004...Improved Returns in Investing and HELOC Activities Combined with Production Growth Mitigated the Decline in Mortgage Banking Returns

Full Year 2004 Results

In 2004 We Generally Met or Exceeded our Original Goals Presented on a pro forma basis and excluded charges related to the implementation of SAB 105 and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation of GAAP and pro forma amounts is included in the appendix of this presentation

In 2004 We Also Made Solid Progress Towards our Goal to Become #8 by 2008 Source: National Mortgage News

Completed Acquisition of Financial Freedom Gaining Access to a Niche Product in a Long-Term Growth Market...Business is Already Estimated to be Worth Approximately 3 Times What We Paid For It 6 Months Ago Good price combined with strong performance has created significant value to date Successful integration in short time frame reflects IndyMac's focus on strong execution of plans (1) Presented excluding purchase accounting adjustments (1)

Overview of 2004...The Positives Significantly Outweighed the Negatives Production growth of 30% and market share up 74% vs. 2003 Balance sheet growth of 27% Servicing portfolio growth of 63% Improved returns in investing/HELOC activities from 3% to 11% HELOC profits up 13.6 million to 17.2 million year over year Acquired Financial Freedom Opened 4 Southern California retail bank branches Opened 2 additional regional mortgage banking centers in Arizona and South Carolina Successfully implemented Sarbanes Oxley Maintained strong and positive relations with OTS & FDIC Industry volumes declined 26% Mortgage banking revenue margin declined 21% Net interest margin declined 30 bps (however in the investing and HELOC activities, the margin actually increased 23 bps) Web and Direct Mail division profits declined 74% Positives Negatives

2004 Balance Sheet and Earnings Quality

91% of Assets Comprised of Low or No Credit Risk Portfolios LTVs noted above relate to original appraisal value of the homes; due to home appreciation and paydown of mortgage loan outstanding, LTVs based on current outstanding loan balances are approximately 10% lower than original LTVs Held for sale and held for investment loans Calculated as a % of the book value of the related loan portfolio. The held for sale loans includes the impact of the loans acquired through clean-up calls. The Company has recorded a market valuation reserve totaling $11.0 million to cover any losses inherent in this loan portfolio

Loans Servicing Portfolio Grew 63% in 2004 with Substantial Improvement in the Quality of the MSR Asset...Positioned Well for 2005 Capitalized MSR asset increased only 44% vs. 63% growth in collateral balance Lower cap rate and multiple implies more conservative valuation, particularly in light of the fact that the refi incentive is lower (tighter spread between WAC and 10-year note) Higher percentage of the portfolio has prepayment penalties (1) Excluding HELOC and reverse mortgage (1)

Net Interest Margin Has Remained Relatively Stable in the Investing Activities...Decline Has Been Driven by Mortgage Banking Activities Mortgage Banking net interest margin has declined due to product mix shifting to ARM production year over year and a flatter yield curve. We do not hedge the net interest margin on loans held for sale, given that the average holding period of these assets is generally less than 60 days. Mortgage Banking pricing takes into account the 3 components of revenue including gain, NIM and loan fees. When the yield curve flattens, we should see greater contribution in the gain component, all other things being equal.

Overall Mortgage Banking Revenue Margin on Loans Sold Has Stabilized in Q4 With Improvement in Gain Mitigating the Decline in Net Interest Income Gain on sale of loans is presented on pro forma basis which excludes adjustments related to the adoption of SAB No. 105 during the period and purchase accounting adjustments related to the acquisition of Financial Freedom. A full reconciliation between GAAP and pro forma amounts is provided in the appendix. The total mortgage banking revenue margin remained roughly flat during the quarter. Excluding a 29 bp gain on a $507 million sale of loans held for investment to reposition the overall risk profile of the portfolio, the gain on sale margin would have been 1.31% and the revenue margin would have been 1.92%

Update on 2005 Outlook

2004 EPS of $3.40(1) ... 2005 EPS Forecast of $4.05 On Track to Reach 2008 Goal of $8.00 Per Share The 2004 earnings are presented on a pro forma basis. See full reconciliation in the appendix. The Financial Accounting Standards Board published SFAS 123R in December 2004. This standard requires all companies to record expense for stock options beginning in 2005. IndyMac expects to adopt when required in the second half of 2005, but plans to revise all prior numbers as allowed to reflect the comparable amounts when adopted. Forecast represents IndyMac's best estimate and could vary by as much as ten percent in either direction given the market transition and interest rate volatility.

Continued Market Share Gains, Balance Sheet Growth and Improved Servicing Returns Drive Expected Growth in 2005 The 2004 earnings are presented on a pro forma basis. See full reconciliation in the appendix. The Financial Accounting Standards Board published SFAS 123R in December 2004. This standard requires all companies to record expense for stock options beginning in 2005. IndyMac expects to adopt when required in the second half of 2005, but plans to revise all prior numbers as allowed to reflect the comparable amounts when adopted. Forecast represents IndyMac's best estimate and could vary by as much as ten percent in either direction given the market transition and interest rate volatility.

Management Has a Strong Track Record of Growth and Returns Over Fluctuating Interest Rate Cycles (1) 1999 marked the beginning of IndyMac's transition to a depository institution and taxable entity (earnings and EPS in 1999 are presented pro forma fully-taxed). 12/31/92 marked inception of IndyMac's transition from a passive REIT to an operating mortgage banker with current senior management. 2004 revenues, earnings, EPS and ROE are reflected before the impact of the change of accounting on rate locks and the purchase accounting adjustment related to the Financial Freedom acquisition. See Appendix for a full reconciliation of pro forma and GAAP results (1) (1)

Appendix

Reconciliation of Pro Forma Net Earnings to GAAP The pro forma results for the quarters ended December 31, 2004 and September 30, 2004 were prepared by adding to GAAP earnings the amount of additional gain on sale revenue of $2.2 million and $5.1 million, respectively, that the Company would have recognized had the provisions of SAB No. 105 been in effect during all previous periods. In addition, pro forma results for the quarters ended December 31, 2004 and September 30, 2004 also reflect the amount of gain on sale revenue of $1.9 million and $6.0 million, respectively, that was reduced for GAAP purposes by the higher cost basis in certain loans that were sold by Financial Freedom during the third quarter. This higher cost basis was created by the allocation at the closing of the acquisition of a portionof the purchase price paid for Financial Freedom to the acquired loans held for sale and the loan application pipeline. For the year ended December 31, 2004, the pro forma results reflect all of the above adjustments as well as the $52.2 million additional gain on sale revenue related to rate locks that the Company would have recognized had SAB No. 105 not been adopted as of April 1, 2004. The pro forma results for the year are not necessarily indicative of the results that would have been reported had SAB No. 105 been applied to all previous periods.